Exhibit (17)(a)

                               Form of Proxy Card













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                   PHOENIX-OAKHURST STRATEGY FUND a series of
              PHOENIX TRUST (formerly known as Phoenix-Zweig Trust)
                                900 Third Avenue, 31st Floor
                               New York, NY 10022

                  PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS
                                 March 19, 2004


         The undersigned shareholder of the Phoenix-Oakhurst Strategy Fund (the "Merging Series"), a series of Phoenix Trust (the "Phoenix Trust"), revoking any and all previous proxies heretofore given for shares of the Merging Series held by the undersigned ("Shares"), does hereby appoint Philip R. McLoughlin and Richard J. Wirth, and each of them, proxies and attorneys of the undersigned, with power of substitution to each, for and in the name of the undersigned to vote and act upon all matters (unless and except as expressly limited below) at the Special Meeting of Shareholders of the Merging Series to be held on March 19, 2004 in Hartford, Connecticut and at any and all adjournments thereof, with respect to all shares of the Merging Series for which the undersigned is entitled to provide instructions or with respect to which the undersigned would be entitled to provide instructions or act with all the powers the undersigned would possess if personally present and to vote with respect to specific matters as set forth below. Any proxies theretofore given by the undersigned with respect to said meeting are hereby revoked.

         To avoid the expense of adjourning the Meeting to a subsequent date, please return this proxy in the enclosed self-addressed, postage-paid envelope.
In the alternative, you may vote by telephone by calling toll-free [           ]
and following the recorded instructions or by Internet by following the instructions on this proxy card. Prompt voting by shareholders will avoid the costs associated with further solicitation.

         This proxy, if properly executed, will be voted in the manner as directed herein by the undersigned shareholders. Unless otherwise specified in the squares provided, the undersigned's vote will be cast "FOR" the Proposal. If no direction is made for the Proposal, this proxy will be voted "FOR" the Proposal.

  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF THE TRUST WHICH
                      RECOMMENDS A VOTE "FOR" THE PROPOSAL


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                                                                                                    ACCOUNT NUMBER:
                                                                                                            SHARES:
                                                                                                        CONTROL NO:

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:[X]

                       KEEP THIS PORTION FOR YOUR RECORDS
                       DETACH AND RETURN THIS PORTION ONLY

               THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

VOTE ON PROPOSAL

REORGANIZATION OF FUND

     1.  To consider and act upon a proposal to approve the Agreement and Plan         For  Against  Abstain
         of Reorganization, dated [_______ __, 2004], and the transactions it          [ ]    [ ]      [ ]
         contemplates, including (a) the transfer of all or substantially all of the assets of the Phoenix-Oakhurst Strategy Fund, a series of the
         Phoenix Trust, to Phoenix-Oakhurst Growth & Income Fund, a series of the Phoenix Equity Series Fund, in exchange solely for shares of the corresponding class of the Phoenix-Oakhurst Growth & Income Fund and the assumption by the Phoenix-Oakhurst Growth & Income Fund of all
         known liabilities of the Phoenix-Oakhurst Strategy Fund and (b) the
         distribution of the shares of the Phoenix-Oakhurst Growth & Income Fund so received to shareholders of the Phoenix-Oakhurst Strategy Fund in complete liquidation of the Phoenix-Oakhurst Strategy Fund.
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     TO TRANSACT SUCH OTHER BUSINESS AS PROPERLY MAY COME BEFORE THE MEETING OR
     ANY ADJOURNMENT THEREOF.

     NOTE: PLEASE SIGN EXACTLY AS YOUR NAME APPEARS HEREON. IF SHARES ARE REGISTERED IN MORE THAN ONE NAME, ALL REGISTERED SHAREHOLDERS SHOULD SIGN THIS PROXY; BUT IF ONE SHAREHOLDER SIGNS, THIS SIGNATURE BINDS THE OTHER SHAREHOLDER(S). WHEN SIGNING AS AN ATTORNEY, EXECUTOR, ADMINISTRATOR, AGENT, TRUSTEE, GUARDIAN, OR CUSTODIAN FOR A MINOR, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY AN AUTHORIZED PERSON. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AN AUTHORIZED PERSON.


     THIS PROXY MAY BE REVOKED BY THE SHAREHOLDER(S) AT ANY TIME PRIOR TO THE SPECIAL MEETING OF THE SHAREHOLDERS.



     ____________________________________________

     ____________________________________________

     Signature (PLEASE SIGN WITHIN BOX) Date Signature (Joint Owners) Date